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                                                                    EXHIBIT 23.2

              [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to the use of our reserves report dated March 1, 2002 entitled "Evaluation of Oil and Gas Reserves to the Interests of Chesapeake Energy Corporation in Certain Major-Value Properties in the United States, Effective December 31, 2001, for Disclosure to the Securities and Exchange Commission, Williamson Project 1.8872" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 27, 2002.

                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.
                                      ------------------------------------------
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
March 26, 2002